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                                                                  Exhibit 10.23

                              EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, effective as of January 1, 2003, by and between Sohu.com Inc., a Delaware corporation, and Derek Palaschuk, an individual (the "Employee").

1. Definitions. Capitalized terms used herein and not otherwise defined in the text below will have the meanings ascribed thereto on Annex 1.

2.   Employment; Duties.

     (a) The Company agrees to employ the Employee in the capacity and with such responsibilities as are generally set forth on Annex 2.

     (b) The Employee hereby agrees to devote his or her full time and best efforts in such capacities as are set forth on Annex 2 on the terms and conditions set forth herein. Notwithstanding the foregoing, the Employee may engage in other activities, such as activities involving professional, charitable, educational, religious and similar types of organizations, provided that that the Employee complies with the Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement attached hereto as Annex 3 (the "Employee Obligations Agreement") and such other activities do not interfere with or prohibit the performance of the Employee's duties under this Agreement, or conflict in any material way with the business of the Company or of its subsidiaries and affiliates.

     (c) The Employee will use best efforts during the Term to ensure that the Company's business and those of its subsidiaries and affiliates are conducted in accordance with all applicable laws and regulations of all jurisdictions in which such businesses are conducted.

3.   Compensation.

     (a) Base Annual Income. During the Term, the Company will pay the Employee an annual base salary as set forth on Annex 2, payable monthly pursuant to the Company's normal payroll practices.

     (b) Discretionary Bonus. During the Term, the Company, in its sole discretion, may award to the Employee an annual bonus based on the Employee's performance and other factors deemed relevant by the Company's Board of Directors.

     (c) Stock Options. The Employee will be eligible to participate in any stock option or other incentive programs available to officers or employees of the Company.

     (d) Reimbursement of Expenses. The Company will reimburse the Employee for reasonable expenses incurred by the Employee in the course of, and necessary in connection with, the performance by the Employee of his duties to the Company, provided that such expenses are substantiated in accordance with the Company's policies.

4.   Other Employee Benefits.

     (a) Vacation; Sick Leave. The Employee will be entitled to such number of weeks of paid vacation each year as are set forth on Annex 2, the taking of which must be coordinated with the Employee's supervisor in accordance with the Company's standard vacation policy. Unless otherwise approved by the Company's Board of Directors, vacation that is not used in a particular year may only be carried forward to subsequent years in accordance with the Company's policies in effect from time to time. The Employee will be eligible for sick leave in accordance with the Company's policies in effect from time to time.

     (b) Healthcare Plan. The Company will arrange for membership in the Company's group healthcare plan for the Employee, the Employee's spouse and the Employee's children under 18 years old, in accordance with the Company's standard policies from time to time with respect to health insurance and in accordance with the rules established for individual participation in such plan and under applicable law.

     (c) Life and Disability Insurance. The Company will provide term life and disability insurance payable to the Employee, in each case in an amount up to a maximum of one times the Employee's base salary in effect from time to time, provided however, that such amount will be reduced by the amount of any life insurance or death or disability benefit coverage, as applicable, that is provided to the Employee under any other benefit plans or arrangements of the Company. Such policies will be in accordance with the Company's standard policies from time to time with respect to such insurance and the rules established for individual participation in such plans and under applicable law.

     (d) Other Benefits. Pursuant to the Company's policies in effect from time to time and the applicable plan rules, the Employee will be eligible to participate in the other employee benefit plans of general application, which may include, without limitation, housing allowance or reimbursement, tuition fees for the Employee's children at an international level school and tax equalization and which, in any event, shall include the benefits at the levels set forth on Annex 2.

5.   Certain Representations, Warranties and Covenants of the Employee.

     (a) Related Company Positions. The Employee agrees that the Employee and members of the Employee's immediate family will not have any financial interest directly or indirectly (including through any entity in which the Employee or any member of the Employee's immediate family has a position or financial interest) in any transactions with the Company or any subsidiaries or affiliates thereof unless all such transactions, prior to being entered into, have been disclosed to the Board of Directors and approved by a majority of the independent members of the Board of Directors and comply with all other Company policies and applicable law as may be in effect from time to time. The Employee also agrees that he or she will inform the Board of Directors of the Company of any transactions involving the Company or any of its subsidiaries or affiliates in which senior officers, including but not limited to the Employee, or their immediate family members have a financial interest.

     (b) Discounts, Rebates or Commissions. Unless expressly permitted by written policies and procedures of the Company in effect from time to time that may be applicable to the Employee, neither the Employee nor any immediate family member will be entitled to receive or obtain directly or indirectly any discount, rebate or commission in respect of any sale or purchase of goods or services effected or other business transacted (whether or not by the Employee) by or on behalf of the Company or any of its subsidiaries or affiliates, and if the Employee or any immediate family member (or any firm or company in which the Employee or any immediate family member is interested) obtains any such discount, rebate or commission, the Employee will pay to the Company an amount equal to the amount so received (or the proportionate amount received by any such firm or company to the extent of the Employee's or family member's interest therein).

6.   Term; Termination.

     (a) Unless sooner terminated pursuant to the provisions of this Section 6, the term of this Agreement (the "Term") will commence on the date hereof and end on December 31, 2005.

     (b) Voluntary Termination by the Employee. Notwithstanding anything herein to the contrary, the Employee may voluntarily Terminate this Agreement by providing the Company with ninety (90) days' advance written notice ("Voluntary Termination"), in which case, the Employee will not be entitled to receive payment of any severance benefits or other amounts by reason of the Termination other than accrued salary and vacation through the date of the Termination. The Employee's right to all other benefits will terminate as of the date of Termination, other than any continuation required by applicable law. Without limiting the foregoing, if, in connection with a Change in Control, the surviving entity or successor to Sohu's business offers the Employee employment on substantially equivalent terms to those set forth in this Agreement and such offer is not accepted by the Employee, the refusal by the Employee to accept such offer and the subsequent termination of the Employee's employment by the Company shall be deemed to be a voluntary termination of employment by the Employee and shall not be treated as a termination by the Company without Cause.

     (c) Termination by the Company for Cause. Notwithstanding anything herein to the contrary, the Company may Terminate this Agreement for Cause by written notice to the Employee, effective immediately upon the delivery of such notice. In such case, the Employee will not be entitled to receive payment of any severance benefits or other amounts by reason of the Termination other than accrued salary and vacation through the date of the Termination. The Employee's right to all other benefits will terminate, other than any continuation required by applicable law.

     (d) Termination by the Employee with Good Reason or Termination by the Company without Cause. Notwithstanding anything herein to the contrary, the Employee may Terminate this Agreement for Good Reason, and the Company may Terminate this Agreement without Cause, in either case upon thirty (30) days' advance written notice by the party Terminating this Agreement to the other party and the Termination shall be effective as of the expiration of such thirty (30) day period. If the Employee Terminates with Good Reason or the Company Terminates without Cause, the Employee will be entitled to continue to receive payment of severance benefits equal to the Employee's monthly base salary in effect on the date of Termination for the shorter of
          (i) six (6) months and (ii) the remainder of the Term of this Agreement (the "Severance Period"), provided that the Employee complies with the Employee Obligations Agreement during the Severance Period and executes a release agreement in the form requested by the Company at the time of such Termination that releases the Company from any and all claims arising from or related to the employment relationship and/or such Termination. Such payments will be made ratably over the Severance Period according to the Company's standard payroll schedule. The Employee will also receive payment of the bonus for the remainder of the year of the Termination, but only to the extent that the bonus would have been earned had the Employee continued in employment through the end of such year, as determined in good faith by the Company's CEO, Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year, and only to the extent that bonuses are paid for such fiscal year to other similarly situated employees. Health insurance benefits with the same coverage provided to the Employee prior to the Termination (e.g., medical, dental, optical, mental health) and in all other material respects comparable to those in place immediately prior to the Termination will be provided at the Company's expense during the Severance Period. The Company will also continue to carry the Employee on its Directors and Officers insurance policy for six (6) years following the Date of Termination at the Company's expense with respect to insurable events which occurred during the Employee's term as a director or officer of the Company, with such coverage being at least comparable to that in effect immediately prior to the Termination Date; provided, however, that (i) such terms, conditions and exceptions will not be, in the aggregate, materially less favorable to the Employee than those in effect on the Termination Date and (ii) if the aggregate annual premiums for such insurance at any time during such period exceed two hundred percent (200%) of the per annum rate of premium currently paid by the Company for such insurance, then the Company will provide the maximum coverage that will then be available at an annual premium equal to two hundred percent (200%) of such rate.

     (e) Termination by Reason of Death or Disability. A Termination of the Employee's employment by reason of death or Disability shall not be deemed to be a Termination by the Company (for or without Cause) or by the Employee (for or without Good Reason). In the event that the Employee's employment with the Company Terminates as a result of the Employee's death or Disability, the Employee or the Employee's estate or representative, as applicable, will receive all accrued salary and accrued vacation as of the date of the Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, the Employee or the Employee's estate or representative, as applicable, will receive the bonus for the year in which the death or Disability occurs to the extent that a bonus would have been earned had the Employee continued in employment through the end of such year, as determined in good faith by the Company's CEO, Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year, and only to the extent that bonuses are paid for such fiscal year to other similarly situated employees.

     (f) Misconduct After Termination of Employment. Notwithstanding the foregoing or anything herein the contrary, if the Employee after the termination of his or her employment violates or fails to fully comply with the Employee Obligations Agreement, thereafter (1) the Employee shall not be entitled to any payments from the Company, (2) any insurance or other benefits that have continued shall terminate immediately, (3) the Employee shall promptly reimburse to the Company all amounts that have been paid to the Employee pursuant to this
          Section 6; and (4) if the Employee would not, in the absence of such violation or failure to comply, have been entitled to severance payments from the Company equal to at least six (6) months' base salary, pay to the Company an amount equal to the difference between six (6) months' base salary and the amount of severance pay measured by base salary reimbursed to the Company by the Employee pursuant to clause 3 of this sentence.

7.   Option-Related Provisions.

     (a) Termination by the Company Without Cause after a Change in Control. If Company Terminates this Agreement without Cause within twelve (12) months following a Change in Control, the vesting and exercisability of each of the Employee's outstanding stock options or other stock-based incentive awards ("Awards") will accelerate such that the Award will become fully vested and exercisable upon the effectiveness of the Termination, and any repurchase right of the Company with respect to shares of stock issued upon exercise of the Award will completely lapse, in each case subject to paragraph (c) below ("Forfeiture of Options for Misconduct").

     (b) Termination other than by the Company Without Cause after a Change in Control. If the Employee's employment with the Company Terminates for any reason, unless the Company Terminates this Agreement without Cause within twelve (12) months following a Change in Control, the vesting and exercisability of each of the Employee's outstanding Awards shall cease upon the effectiveness of the Termination, such that any unvested Award shall be cancelled.

     (c) Forfeiture of Options for Misconduct. If the Employee fails to comply with the terms of this Agreement, the Employee Obligations Agreement, or the written policies and procedures of the Company, as the same may be amended from time to time, or acts against the specific instructions of the Board of Directors of the Company or if this Agreement is terminated by the Company for Cause (each a "Penalty Breach"), the Employee will forfeit any Awards that have been granted to him or her or to which the Employee may be entitled, whether the same are then vested or not, and the same shall thereafter not be exercisable at all, and all shares of common stock of the Company, if any, purchased by the Employee pursuant to the exercise of Awards and still then owned by the Employee may be repurchased by the Company, at its sole discretion, at the price paid by the Employee for such shares of common stock. The terms of all outstanding option grants are hereby amended to conform with this provision.

8. Employee Obligations Agreement. By signing this Agreement, the Employee hereby agrees to execute and deliver to the Company the Employee Obligations Agreement, and such execution and delivery shall be a condition to the Employee's entitlement to his or her rights under this Agreement.

9. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware if the dispute is resolved therein, and in accordance with the laws of the People's Republic of China ("China") if the dispute is resolved therein or in any other jurisdiction other than the State of Delaware, in each case exclusive of such jurisdiction's principles of conflicts of law. If, under the applicable law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion will be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion will not affect the force, effect and validity of the remaining portion hereof.

10. Notices. All notices, requests and other communications under this Agreement will be in writing (including facsimile or similar writing and express mail or courier delivery or in person delivery, but excluding ordinary mail delivery) and will be given to the address stated below:

     (a) if to the Employee, to the address or facsimile number that is on file with the Company from time to time, as may be updated by the Employee;

     (b)  if to the Company:

               Sohu.com Inc.
               7 Jianguomennei Avenue
               Suite 1519, Tower 2
               Bright China Chang An Building
               Beijing 100005
               People's Republic of China

                    Attention: Charles Zhang
                    Chairman and Chief Executive Officer

               fax: (86-10) 6510-1388

               with a copy to:
                                Goulston & Storrs
                                -----------------
                    400 Atlantic Avenue
                    Boston, MA 02110

                    Attention: Timothy B. Bancroft

               fax: (617) 574-4112

     or to such other address or facsimile number as either party may hereafter specify for the purpose by written notice to the other party in the manner provided in this Section 10. All such notices, requests and other communications will be deemed received: (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this
     Section 10 if confirmation of receipt is received; (ii) if given by express mail or courier delivery, five (5) days after sent; and (iii) if given in person, when delivered.

11.  Miscellaneous.

     (a) Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Employee relating to the subject matter hereof and supersedes and cancels all prior and contemporaneous written and oral agreements and understandings with respect to the subject matter of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

     (b) Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless modification, waiver or discharge is agreed to in writing signed by the Employee and such officer of the Company as may be specifically designated by its Board of Directors. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     (c) Successors; Binding Agreement. This Agreement will be binding upon and will inure to the benefit of the Employee, the Employee's heirs, executors, administrators and beneficiaries, and the Company and its successors (whether direct or indirect, by purchase, merger, consolidation or otherwise), subject to the terms and conditions set forth herein.

     (d) Withholding Taxes. All amounts payable to the Employee under this Agreement will be subject to applicable withholding of income, wage and other taxes to the extent required by applicable law.

     (e) Validity. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

     (f) Language. This Agreement is written in the English language only. The English language also will be the controlling language for all future communications between the parties hereto concerning this Agreement.

     (g) Counterparts. This Agreement may be signed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


12. Dispute Resolution. Either party may bring a legal action arising out of, or relating to this Agreement in any court of the State of Delaware in the United States of America and each party hereby expressly and irrevocably waives any claim or defense in any action or proceeding brought in said jurisdictions based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis. Except as relates to the enforcement of the Employee Obligations Agreement (Section 8(b) of which provides that the party initiating a claim may bring such claim in the courts of either the State of Delaware or in the courts of China, at such party's option), any dispute, controversy or claim arising out of or relating to this Agreement may also be submitted to arbitration administered by the International Chamber of Commerce ("ICC"). The award rendered in such an arbitration proceeding will be final and binding and judgment on the award rendered may be entered in any court having jurisdiction over the parties. Such arbitration shall be held in Hong Kong and shall be conducted in accordance with the ICC International Arbitration Rules, except as may be modified by the following:

     (a) The number of arbitrators will be three, one of whom will be appointed by the party asserting a claim against the other party or parties, one of whom will be appointed by the party or parties (acting together), as the case may be, against whom a claim has been asserted, and the third of whom will be selected by mutual agreement, if possible, within thirty days after the selection of the second arbitrator.

     (b) The language of the arbitration will be conducted in the English language and any foreign-language documents presented at such arbitration will be accompanied by an English translation thereof that shall be prepared at the expense of the party seeking to present such document.

     (c) Any award of the arbitrators (i) will be in writing, (ii) will state the reasons upon which such award is based and (iii) may include an award of costs, including reasonable attorneys' fees and disbursements.

     (d) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

     (e) Notwithstanding the foregoing, any party may apply to any court having jurisdiction over the parties to obtain injunctive relief in order to maintain the status quo until such time as an arbitration award may be rendered or the dispute, controversy or claim may be otherwise resolved.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on March 21,2003 as of the year and day first above written.

Signature of Employee:                              Sohu.com Inc.

/s/ Derek Palaschuk                                 By: /s/ Charles Zhang
-------------------                                    ------------------
                                                       Name: Charles Zhang
Printed name of employee:                              Title: Chief Executive
                                                              Officer

Derek Palaschuk
---------------

                                                                        Annex 1

                               Certain Definitions

"Cause" means:

     (ix) willful misconduct or gross negligence by the Employee, or any willful or grossly negligent omission to perform any act, resulting in injury to the Company or any subsidiaries or affiliates thereof;

     (x) misconduct or negligence of the Employee that results in gain or personal enrichment of the Employee to the detriment of the Company or any subsidiaries or affiliates thereof;

     (xi) breach of any of the Employee's agreements with the Company, including those set forth herein and in the Employee Obligations Agreement, and including, but not limited to, the repeated failure to perform substantially the Employee's duties to the Company or any subsidiaries or affiliates thereof, excessive absenteeism or dishonesty;

     (xii) any attempt by the Employee to assign or delegate this Agreement or any of the rights, duties, responsibilities, privileges or obligations hereunder without the prior consent of the Company (except in respect of any delegation by the Employee of his employment duties hereunder to other employees of the Company in accordance with its usual business practice);

     (xiii) the Employee's indictment or conviction for, or confession of, a felony or any crime involving moral turpitude under the laws of the United States or any State thereof, or under the laws of China, or Hong Kong;

     (xiv) declaration by a court that the Employee is insane or incompetent to manage his business affairs;

     (xv) habitual drug or alcohol abuse which materially impairs the Employee's ability to perform his duties; or

     (xvi) filing of any petition or other proceeding seeking to find the Employee bankrupt or insolvent.

"Change in Control" means the occurrence of any of the following events:

     (i) any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Securities Exchange Act of 1934) other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, becomes the direct or beneficial owner of securities representing fifty percent (50%) or more of the combined voting power of the Company's then-outstanding securities;

     (ii) during any period of two (2) consecutive years after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company, and all new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a transaction described in (i),
          (iii), or (iv) of this definition) whose election or nomination to the Board was approved by a vote of at least two-thirds of the directors then in office, cease for any reason to constitute at least a majority of the members of the Board;

     (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

     (iv) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets; or

     (v) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

"Company" means Sohu.com Inc and, unless the context suggests to the contrary, all of its subsidiaries and related companies.

"Disability" means the Employee becomes physically or mentally impaired to an extent which renders him or her unable to perform the essential functions of his or her job, with or without reasonable accommodation, for a period of six consecutive months, or an aggregate of nine months in any two year period.

"Good Reason" means the occurrence of any of the following events without the Employee's express written consent, provided that the Employee has given notice to the Company of such event and the Company has not remedied the problem within fifteen (15) days:

     (i) any significant change in the duties and responsibilities of the Employee inconsistent in any material and adverse respect with the Employee's title and position (including status, officer positions and reporting requirements), authority, duties or responsibilities as contemplated by Annex 2 to this Agreement. For the purposes of this Agreement, because of the evolving nature of the Employer's business, the Company's changing of Employee's reporting relationships and department(s) will not be considered a significant change in duties and responsibilities;

     (ii) any material breach by the Company of this Agreement, including without limitation any reduction of the Employee's base salary or the Company's failure to pay to the Employee any portion of the Employee's compensation; or

     (iii) the failure, in the event of a Change in Control in which the Company is not the surviving entity, of the surviving entity or the successor to the Company's business to assume this Agreement pursuant to its terms or to offer the Employee employment on substantially equivalent terms to those set forth in this Agreement.

"Termination" (and any similar, capitalized use of the term, such as "Terminate") means, according to the context, the termination of this Agreement or the Employee's ceasing to render employment services.

                                                                         Annex 2

                    Particular Terms of Employee's Employment

Title(s): Chief Financial Officer

Reporting Requirement: The Employee will report to the Company's Board of
                       Directors and to the Company's Chief Executive Officer.

Responsibilities: Such duties and responsibilities as are ordinarily associated with the Employee's title(s) in a United States publicly-traded corporation and such other duties as may be specified by the Board of Directors from time to time.

Base Salary: One Hundred Twenty Thousand United States Dollars (U.S. $120,000)

# of Weeks of Paid Vacation per Year: Three (3)

Other Benefits:

Monthly housing allowance or reimbursement after tax of U.S. $2,000 per month, tax equalization on salary and bonus to 15%, health, life and disability insurance and tuition fees for the Employee's children as per company policy and bonus as specifically approved each year.

                                                                        Annex 3

               FORM OF EMPLOYEE NON-COMPETITION, NON-SOLICITATION,
              CONFIDENTIAL INFORMATION AND WORK PRODUCT AGREEMENT

     In consideration of my employment and the compensation paid to me by Sohu.com Inc., a Delaware corporation, or a subsidiary or other affiliate or related company thereof (Sohu.com Inc. or any such subsidiary or related company or other affiliate referred to herein individually and collectively as "SOHU"), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I agree as follows:

1. Non-Competition. During my employment with SOHU and continuing after the termination of my employment for the longer of (i) one year after the termination of my employment with SOHU for any reason and (ii) such period of time as SOHU is paying to me any severance benefits, (the "Noncompete Period"), I will not, on my own behalf, or as owner, manager, stockholder (other than as stockholder of less than 2% of the outstanding stock of a company that is publicly traded or listed on a stock exchange), consultant, director, officer or employee of or in any other manner connected with any business entity, participate or be involved in any Competitor without the prior written authorization of SOHU. "Competitor" means any business of the type and character of business in which SOHU engages or proposes to engage and may include, without limitation, an individual, company, enterprise, partnership enterprise, government office, committee, social organization or other organization that, in any event, produces, distributes or provides the same or substantially similar kind of product or service as SOHU. On the date of this Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement (this "Agreement"), "Competitor" includes without limitation: Sina.com, Yahoo Inc., Tom.com, Netease.com Inc., Linktone, 263.com, AOL Time Warner Inc., JOYO and Dang Dang.

2. Nonsolicitation. During the Noncompete Period, I will not, either for my own account or for the account of any other person: (i) solicit, induce, attempt to hire, or hire any employee or contractor of SOHU or any other person who may have been employed or engaged by SOHU during the term of my employment with SOHU unless that person has not worked with SOHU within the six months following my last day of employment with SOHU; (ii) solicit business or relationship in competition with SOHU from any of SOHU's customers, suppliers or partners or any other entity with which SOHU does business; (iii) assist in such hiring or solicitation by any other person or business entity or encourage any such employee to terminate his or her employment with SOHU; or (iv) encourage any such customer, supplier or partner or any other entity to terminate its relationship with SOHU.

3.   Confidential Information.

     (a) While employed by SOHU and indefinitely thereafter, I will not, directly or indirectly, use any Confidential Information (as hereinafter defined) other than pursuant to my employment by and for the benefit of SOHU, or disclose any such Confidential Information to anyone outside of SOHU or to anyone within SOHU who has not been authorized to receive such information, except as directed in writing by an authorized representative of SOHU.

     (b) "Confidential Information" means all trade secrets, proprietary information, and other data and information, in any form, belonging to SOHU or any of their respective clients, customers, consultants, licensees or affiliates that is held in confidence by SOHU. Confidential Information includes, but is not limited to computer software, the structure of SOHU's online directories and search engines, business plans and arrangements, customer lists, marketing materials, financial information, research, and any other information identified or treated as confidential by SOHU or any of their respective clients, customer, consultants, licensees or affiliates. Notwithstanding the foregoing, Confidential Information does not include information which SOHU has voluntarily disclosed to the public without restriction, or which is otherwise known to the public at large.

4.   Rights in Work Product.

     (a) I agree that all Work Product (as hereinafter defined) will be the sole property of SOHU. I agree that all Work Product that constitutes original works of authorship protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act and, therefore, the property of SOHU. I agree to waive, and hereby waive and irrevocably and exclusively assign to SOHU, all right, title and interest I may have in or to any other Work Product and, to the extent that such rights may not be waived or assigned, I agree not to assert such rights against SOHU or its licensees (and sublicensees), successors or assigns.

     (b) I agree to promptly disclose all Work Product to the appropriate individuals in SOHU as such Work Product is created in accordance with the requirements of my job and as directed by SOHU.

     (c) "Work Product" means any and all inventions, improvements, developments, concepts, ideas, expressions, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulas, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, and know-how and show-how, or parts thereof conceived, developed, or otherwise made by me alone or jointly with others (i) during the period of my employment with SOHU or (ii) during the six month period next succeeding the termination of my employment with SOHU if the same in any way relates to the present or proposed products, programs or services of SOHU or to tasks assigned to me during the course of my employment, whether or not patentable or subject to copyright or trademark protection, whether or not reduced to tangible form or reduced to practice, whether or not made during my regular working hours, and whether or not made on SOHU premises.

5. Employee's Prior Obligations. I hereby certify I have no continuing obligation to any previous employer or other person or entity which requires me not to disclose any information to SOHU.

6. Employee's Obligation to Cooperate. At any time during my employment with SOHU and thereafter upon the request or SOHU, I will execute all documents and perform all lawful acts that SOHU considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, I agree to render to SOHU or its nominee all reasonable assistance as may be required:

     (e) In the prosecution or applications for letters patent, foreign and domestic, or re-issues, extensions and continuations thereof;

     (f) In the prosecution or defense of interferences which may be declared involving any of said applications or patents;

     (g) In any administrative proceeding or litigation in which SOHU may be involved relating to any Work Product; and

     (h) In the execution of documents and the taking of all other lawful acts which SOHU considers necessary or advisable in creating and protecting its copyright, patent, trademark, trade secret and other proprietary rights in any Work Product.

The reasonable out-of-pocket expenses incurred by me in rendering such assistance at the request of SOHU will be reimbursed by SOHU. If I am no longer an employee of SOHU at the time I render such assistance, SOHU will pay me a reasonable fee for my time.

7. Termination; Return of SOHU Property. Upon the termination of my employment with SOHU for any reason, or at any time upon SOHU's request, I will return to SOHU all Work Product and Confidential Information and notes, memoranda, records, customer lists, proposals, business plans and other documents, computer software, materials, tools, equipment and other property in my possession or under my control, relating to any work done for SOHU, or otherwise belonging to SOHU, it being acknowledged that all such items are the sole property of SOHU. Further, before obtaining my final paycheck, I agree to sign a certificate stating the following:

"Termination Certificate

     This is to certify that I do not have in my possession or custody, nor have I failed to return, any Work Product (as defined in the Employee Non-competitition, Non-solicitation, Confidential Information and Work Product Agreement between me and Sohu.com Inc. ("SOHU")) or any notes, memoranda, records, customer lists, proposals, business plans or other documents or any computer software, materials, tools, equipment or other property (or copies of any of the foregoing) belonging to SOHU."

8.   General Provisions.

     (a) This Agreement contains the entire agreement between me and SOHU with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings related to the subject matter hereof, whether written or oral. This Agreement may not be modified except by written agreement signed by SOHU and me.

     (b) This Agreement will be governed by and construed and enforced in accordance with, the laws of the State of Delaware, U.S.A. if the dispute is resolved therein, and in accordance with the laws of the People's Republic of China ("China") if the dispute is resolved therein or in any other jurisdiction other than the State of Delaware, in either case without giving effect to the conflicts of laws rules of such jurisdiction. I consent to jurisdiction and venue in any court in the State of Delaware or any other country having jurisdiction over me for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach thereof, and to service of process in any such action by certified or registered mail, return receipt requested. Without limiting the foregoing, I specifically consent to jurisdiction and venue in any court in China for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach thereof that occurs in whole or in part in China.

     (c) In the event that any provision of this Agreement will be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time, over too large a geographic area, over too great a range of activities, it will be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

     (d) If, after application of paragraph (c) above, any provision of this Agreement will be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement will not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement will be severed, and after any such severance, all other provisions hereof will remain in full force and effect.

     (e) SOHU and I agree that either of us may waive or fail to enforce violations of any part of this Agreement without waiving the right in the future to insist on strict compliance with all or parts of this Agreement.

     (f) My obligations under this Agreement will survive the termination of my employment with SOHU regardless of the manner of or reasons for such termination, and regardless of whether such termination constitutes a breach of any other agreement I may have with SOHU. My obligations under this Agreement will be binding upon my heirs, executors and administrators, and the provisions of this Agreement will inure to the benefit of the successors and assigns of SOHU.

     (g) I agree and acknowledge that the rights and obligations set forth in this Agreement are of a unique and special nature and necessary to ensure the preservation, protection and continuity of SOHU's business, employees, Confidential Information, and intellectual property rights. Accordingly, SOHU is without an adequate legal remedy in the event of my violation of any of the covenants set forth in this Agreement. I agree, therefore, that, in addition to all other rights and remedies, at law or in equity or otherwise, that may be available to SOHU, each of the covenants made by me under this Agreement shall be enforceable by injunction, specific performance or other equitable relief, without any requirement that SOHU have to post a bond or that SOHU have to prove any damages.

     IN WITNESS WHEREOF, the undersigned employee and SOHU have executed this Employee Non-competition, Non-solicitation, Confidential Information and Work Product Agreement.

     Effective as of January 1, 2003 and dated March 21,2003



Signature of Employee:                                Sohu.com Inc.


/s/ Derek Palaschuk                                   By: /s/ Charles Zhang
    ---------------                                      ------------------
                                                         Name: Charles Zhang
Printed name of employee:                                Title: Chief Executive
                                                                Officer

Derek Palaschuk
---------------